                                                                    EXHIBIT 99.2

                                     PROXY
                           WHOLE FOODS MARKET, INC.


     The undersigned hereby (a) acknowledges receipt of the Notice of the Special Meeting of Shareholders of Whole Foods Market, Inc. (the "Company") to be held on September __, 1997, at 10:00 a.m., local time, and the Joint Proxy Statement/Prospectus in connection therewith, and (b) appoints John Mackey and Glenda Flanagan, and each of them, his proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that his proxy be voted as follows:

PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF THE COMPANY'S COMMON STOCK PURSUANT TO THE MERGER OF A WHOLLY OWNED SUBSIDIARY OF THE COMPANY INTO AMRION, INC.

             FOR        AGAINST      ABSTAIN
         ---        ---          ---

PROPOSAL TO APPROVE THE AMENDMENT TO THE 1992 STOCK OPTION PLAN FOR TEAM MEMBERS TO INCREASE THE NUMBER OF SHARES ISSUABLE UPON THE EXERCISE OF STOCK OPTIONS UNDER THE PLAN TO 4 MILLION SHARES OF COMMON STOCK.

             FOR        AGAINST      ABSTAIN
         ---        ---          ---

PROPOSAL TO APPROVE THE AMENDMENT TO THE 1992 STOCK OPTION PLAN FOR TEAM MEMBERS TO LIMIT THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK UNDERLYING OPTIONS GRANTED UNDER THE PLAN WHICH MAY BE GRANTED TO ANY TEAM MEMBER DURING ANY FISCAL YEAR TO NOT MORE THAN 100,000 SHARES.

             FOR        AGAINST      ABSTAIN
         ---        ---          ---

     If more than one of the proxies listed on the reverse side shall be present in person or by substitute at the meeting or any adjournment thereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

     THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NAMED PROPOSALS.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                        Dated:
                                              -----------------------------


                                        -----------------------------------
                                                     Signature

                                        -----------------------------------
                                            (Signature if held jointly)

                                        Please date the proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. Please sign the proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.